EXHIBIT 99

NEWS RELEASE


FOR IMMEDIATE RELEASE         Contact:  Mark F. Bradley
---------------------                   Chief Integration Officer
December 13, 2001                       (740) 373-3155
                                        mbradley@pebo.com



                          PEOPLES BANCORP NAMED ONE OF
                          AMERICA'S FINEST COMPANIES(R)
           ----------------------------------------------------------

                     2001 earnings to be released January 22

         MARIETTA, Ohio - Peoples Bancorp (Nasdaq: PEBO) was recently recognized in the eleventh annual edition of America's Finest Companies(R), an investment directory of all publicly traded US companies with at least 10 consecutive years of higher earnings and/or dividends per share.
         "We are honored to be a part of this select group of companies," commented Peoples' President and CEO Robert E. Evans. "It recognizes all Peoples associates for their continuing drive to grow shareholder value through profitable, integrated financial service solutions." Only the top 2% of the 19,000+ publicly traded US companies make the list of America's Finest Companies(R).
         Peoples was also named to the "Super 50 Team", reserved for companies with a combined total of at least 50 years of higher earnings and dividends per share. Only 25 companies received this elite distinction, representing just 0.1% of all publicly traded US companies. Peoples was ranked 5th over a 10-year period, with consecutive earnings per share growth of 27 years and annual dividend growth of 35 straight years. The directory is published annually by Bill Staton, Chairman of the Staton Institute in Charlotte, North Carolina,
(800) 847-8507.
         Peoples also announced it will release 2001 corporate earnings on Tuesday, January 22, 2002, at approximately 10:00 am local time. Peoples will conduct a conference call to discuss 2001 results of operations on January 23, 2002, at 3:00 pm local time. The conference call is open to the public; however, management asks that questions be limited to investment analysts, interested members of the media, and shareholders. Members of Peoples' executive management will participate in the call.
         Peoples Bancorp, a diversified financial products and services company with $1.2 billion in assets, offers a complete line of banking, investment, insurance, and trust solutions through subsidiary Peoples Bank's 40 sales offices and 25 ATM's in Ohio, West Virginia, and Kentucky.


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